EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated November 20, 2025, relating to the financial statements of Liquidity Services, Inc., and the effectiveness of Liquidity Services, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Liquidity Services, Inc. for the fiscal year ended September 30, 2025.

/s/ Deloitte & Touche LLP

McLean, Virginia
March 13, 2026